UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2018

Acushnet Holdings Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37935	45-2644353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bridge Street
Fairhaven, Massachusetts 02719
(Address of Principal Executive Offices) (Zip Code)

(800) 225‑8500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.     Entry into a Material Definitive Agreement.
On June 7, 2018, Acushnet Company, Acushnet Canada Inc. and Acushnet Europe Limited, as borrowers, and Acushnet Holdings Corp. (the "Company") and certain other subsidiaries of the Company, as guarantors, entered into an amendment with Wells Fargo Bank, National Association and certain other lenders to the Company’s senior secured credit facilities agreement. Pursuant to the amendment, the restrictive covenant governing the payment of dividends, the making of certain other payments and the redemption or repurchase of capital stock was amended to permit an additional $150 million of such payments, redemptions and/or repurchases, subject to certain conditions.
The foregoing description of the amendment is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 5.07       Submission of Matters to a Vote of Security Holders.

On June 11, 2018, the Company held its 2018 Annual Meeting of Stockholders. For more information on the following proposals submitted to stockholders, see the Company’s definitive proxy statement dated April 27, 2018.  Below are the final voting results.

Proposal No. 1 - Election of Directors

Stockholders elected the Class II director nominees listed below to serve as members of the Company’s Board of Directors. The voting results for each nominee were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
David Maher	62,559,537	8,996,212	1,513,253
Steven Tishman	61,593,614	9,962,135	1,513,253
Walter Uihlein	61,186,302	10,369,447	1,513,253

Proposal No. 2 - Approval of an Amendment to the Amended and Restated Certificate of Incorporation Regarding Board Declassification

Stockholders approved the amendment to the Amended and Restated Certificate of Incorporation regarding board declassification. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
71,548,227	1,182	6,340	1,513,253

Proposal No. 3 - Approval of an Amendment to the Amended and Restated Certificate of Incorporation Regarding Director Removal

Stockholders approved the amendment to the Amended and Restated Certificate of Incorporation regarding director removal. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
71,548,059	1,338	6,352	1,513,253

Proposal No. 4 - Approval of an Amendment to the Amended and Restated Certificate of Incorporation Regarding Special Meetings of Stockholders

Stockholders approved the amendment to the Amended and Restated Certificate of Incorporation regarding special meetings of stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
71,547,499	1,799	6,451	1,513,253

Proposal No. 5 - Ratification of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
72,211,901	849,378	7,723	n/a

Proposal No. 6 - Non-Binding Vote to Approve Executive Compensation

Stockholders approved, in a non-binding advisory vote, the compensation of the Company’s named executive officers for fiscal year 2017. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
70,823,393	699,293	33,063	1,513,253

Item 8.01.    Other Events.

On June 7, 2018, the Company’s Board of Directors authorized the Company to repurchase up to an aggregate of $20 million of its issued and outstanding common stock from time to time. The share repurchase program is intended to, among other things, offset share dilution resulting from equity issuances in connection with the Company's management and director compensation programs. Share repurchases may be effected in open market or privately negotiated transactions, including transactions with affiliates, with the timing of purchases and the amount of stock purchased generally determined at the discretion of the Company within the constraints of the Company’s credit agreement and the Company’s general working capital needs.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Second Amendment to Credit Agreement, dated as of June 7, 2018, among Acushnet Holdings Corp., Acushnet Company, Acushnet Canada Inc., Acushnet Europe Limited, certain other subsidiaries party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other lenders and other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSHNET HOLDINGS CORP.

By:	/s/ Brendan M. Gibbons
Name:	Brendan M. Gibbons
Title:	Corporate Secretary

Date: June 12, 2018